Exhibit 99.3

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE

RETIREMENT AGREEMENT

AMENDED AND RESTATED AGREEMENT made this 31st day of December, 2008, to be effective as of the 31st day of December, 2008, between Hexcel Corporation, a Delaware corporation (the “Company”), and Ira J. Krakower (the “Executive”). This amended and restated Agreement replaces the earlier version of the Agreement dated May 10, 2000, as amended on July 30, 2001, and as further amended on December 31, 2007.

WHEREAS, the Executive is presently employed by the Company as Senior Vice President, General Counsel & Secretary; and

WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the retirement from or termination of the Executive’s employment with the Company;

NOW, THEREFORE, in consideration of the continued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

The following terms when used in this Agreement shall have the designated meaning, unless a different meaning is clearly required by the context.

I.1                                   Actuarial Equivalence. Determinations hereunder of actuarial value, actuarial equivalence or the like shall be made by the Company’s independent actuary, using the mortality and other applicable actuarial assumptions specified, from time to time, in the Hexcel Corporation Pension Plan (the “Pension Plan”) or any successor plan thereto; PROVIDED that, in view of the termination of the Pension Plan on April 1, 2007, the mortality table used for the purpose of determining actuarial equivalence shall be the most recent table prescribed from time to time by the Secretary of the Treasury pursuant to Section 430(h)(3) of the Code;

and PROVIDED FURTHER, however, that for the purpose of determining any lump sum amount under this Agreement, or the amount of reduction to reflect the payment of a special benefit under Section 2.3, actuarial equivalence shall be determined using an interest rate equal to 120% of the immediate interest rate for the month in which benefits commence as published by the Pension Benefit Guaranty Corporation for purposes of paying lump sum benefits under plans with respect to which the PBGC acts as trustee.

I.2                                   Affiliate. Any trade or business, whether or not incorporated, which at the time of reference (i) controls, is controlled by or is under common control with the Company within the meaning of section 414(b) or (c) of the Code, or (ii) is, together with the Company, a member of an affiliated service group within the meaning of section 414(m) of the Code.

I.3                                   Board. The Board of Directors of the Company.

I.4                                   Cause. Cause shall mean:

1.4.1                        The willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered by the Company specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

1.4.2                        The willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise including, but not limited to, conduct that would constitute a violation of Section 6 of the Executive Severance Agreement if engaged in during the time period described therein. No act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice from the Board to the Executive setting forth the reasons for the Company’s intention to terminate for Cause, (ii) delivery to the Executive of a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Executive if he is then a member of the Board) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct herein set forth and specifying the particulars thereof in detail, (iii) an opportunity for the Executive, together with his counsel, to be head before the Board, and (iv) delivery to the Executive of a Notice of Termination from the Board specifying the particulars thereof in detail.

I.5                                   Change in Control. Change in Control shall have the meaning set forth in the Executive Severance Agreement.

I.6                                   Code. The Internal Revenue Code of 1986, as amended.

I.7                                   Company. Hexcel Corporation, a Delaware corporation, and its successors.

I.8                                   Continuous Service. The number of full and partial calendar months of the Executive’s period of continuous employment with the Company and its Affiliates. A transfer between employment with the Company and an Affiliate or between Affiliates shall not be deemed a termination of employment or otherwise interrupt the Executive’s Continuous Service. Leaves of absence of not more than one year and any period during which the Executive is entitled to receive disability benefits from the Company (including medical and short-term disability benefits preceding the commencement of long-term disability benefits under the Company’s long-term disability plan) shall be taken into account as Continuous Service; provided, however, that the Executive shall not accrue Continuous Service for any periods on or after the payment or commencement of payment of any benefits under this Agreement.

I.9                                   Disability. The Executive’s inability to perform the customary duties of his employment by reason of any medical or psychological illness or condition that is expected to be permanent or of indefinite duration, excluding any such illness or condition that results from intentional self-inflicted injury, alcoholism or drug abuse.

I.10                             Executive Deferred Compensation Agreement. The Executive Deferred Compensation Agreement between the Executive and the Company entered into as of September 3, 1996.

I.11                             Executive Severance Agreement. The Executive Severance Agreement entered into between the Company and the Executive as of February 3, 1999, as amended and restated effective December 31, 2008.

I.12                             Good Reason. Good Reason shall have the meaning set forth in the Executive Severance Agreement.

I.13                             Normal Retirement Benefit. The benefit defined in Section 2.2.1 hereof.

I.14                             Normal Retirement Date. The date on which the Executive attains age sixty-five (65).

I.15                             Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive other than by death shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate whether termination was for Good Reason, Cause, Disability or otherwise and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

I.16                             Termination of Employment. References hereunder to the Executive’s termination of employment, the date the Executive’s employment terminates and the like, shall, except as specifically provided herein, refer to the Executive’s “separation from service” as defined in Section 1.409A-1(h) of the Treasury Regulations (or any successor provision).

ARTICLE II

RETIREMENT BENEFITS

II.1                               In General. The amount of the Executive’s benefit shall be based on his Final Average Pay, Benefit Percentage and Vesting Percentage; the benefit otherwise payable under this Agreement’s basic benefit formula shall be reduced by the amount of the Executive’s Qualified Pension Benefits. The following definitions shall apply in making benefit calculations under this Agreement:

2.1.1                        Final Average Pay. The average monthly compensation of the Executive for the highest-paid 36 months of the Executive’s final 60 months of Continuous Service. For this purpose (i) the Executive’s “compensation” shall mean his base salary (without regard to any salary deferral pursuant to sections 125 or 401(k) of the Code or any successor provision) and all amounts earned (whether paid or payable) under all management incentive or other bonus plans in which he participates and (ii) any incentive pay or other bonus shall be deemed to have been earned ratably over the period with respect to which it is earned.

2.1.2                        Benefit Percentage. With respect to each of the first 60 months of Continuous Service, five twelfths of one percent (5/12%); with respect to each of the next 60 months of Continuous Service, one quarter of one percent (1/4%), and with respect to each month of Continuous Service after the first 120 months of Continuous Service, one sixth of one percent (1/6%).

2.1.3                        Vesting Percentage. 100% if the Executive has completed at least 60 months of Continuous Service; otherwise, 0%.

2.1.4                        Qualified Pension Benefits. (i) the vested benefits paid or payable in respect of the Executive from the Hexcel Corporation Pension Plan or any successor plan thereto, (ii) the vested contributions made by the Company to the Hexcel Corporation 401(k) Plan or any successor plan thereto, and (iii) the vested contributions made by the Company to the Hexcel Corporation 401(k) Restoration Plan or any successor plan (provided that with respect to any such successor plan, this shall only refer to vested contributions made as of December 31, 2007), in each case, whether as a periodic payment, as a lump sum, or otherwise. The aggregate of the Executive’s Qualified Pension Benefits shall be expressed as a monthly amount in the form of an actuarially equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date the Executive attains age 65; provided, however, that notwithstanding anything in Section 1.1 to the contrary, for purposes of determining the amount of offset attributable to clauses (ii) and (iii) above, Company contributions (or allocations, in the case of clause (iii) above) shall be deemed to earn interest at an annual rate of 6%, compounded annually, from the date of such contribution (or allocation) until the date it is actually paid to or in respect of the Executive.

II.2                               Payment of Benefits. Benefits shall be paid as follows:

2.2.1                        Normal Retirement. Subject to Sections 2.2.6 and 2.2.9, and except as otherwise set forth in Section 2.2.2 or 2.2.3, if the Executive’s employment terminates on or after his Normal Retirement Date, the Company will promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the

“Normal Retirement Benefit.”  The Normal Retirement Benefit shall be a monthly benefit starting on the first of the month after the Executive’s employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be an amount equal to (A) the product of his Final Average Pay, Benefit Percentage, and his Vesting Percentage, less (B) his Qualified Pension Benefits.

2.2.2                        Termination Following Change in Control. Subject to Sections 2.2.7, 2.2.8 and 2.2.9, upon (i) termination by the Executive of his employment for Good Reason within two years following a Change in Control, (ii) termination of the Executive’s employment by the Company other than for Cause within two years following a Change in Control or (iii) a termination of the Executive’s employment described in Section 4(e) of the Executive Severance Agreement (whether by the Company or the Executive), the Company will pay the Executive, no later than the next business day following the date of such termination, by wire transfer to the Executive’s bank account, as designated by the Executive, a cash lump sum, the amount of which shall equal the actuarial present value of the “Change in Control Benefit.”  The Change in Control Benefit shall be a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive’s actual Continuous Service at the time his employment terminates plus 36 months.

2.2.3                        Termination without Cause or for Good Reason. Subject to Sections 2.2.8 and 2.2.9, and except as otherwise provided in Section 2.2.2, upon termination of the Executive’s employment at any time by the Company other than for Cause or by the Executive for Good Reason, the Company will promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Involuntary Termination Benefit.”  The Involuntary Termination Benefit shall be a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive’s actual Continuous Service at the time his employment terminates plus 12 months.

2.2.4                        Termination for Cause. No benefits shall be payable hereunder with respect to the Executive if his employment is terminated by the Company for Cause.

2.2.5                        Disability. Subject to Sections 2.2.8 and 2.2.9, if the Executive’s employment with the Company or any Affiliate terminates on account of Disability, the Company shall promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Monthly Disability Benefit.”  The Monthly Disability Benefit shall be an amount (computed using a Vesting Percentage of 100%) equal to (i) the product of the Executive’s Final Average Pay and Benefit Percentage less (ii) his Qualified Pension Benefits, and shall be payable starting on the first of the month after the Executive’s termination of employment and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate.

2.2.6                        Election to Receive Normal Retirement Benefit as a Monthly Benefit. The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive his Normal Retirement Benefit in the form of a monthly benefit as described in Section 2.2.1, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which the Executive’s employment terminates, and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Normal Retirement Benefit.

2.2.7                        Election to Receive Certain Change in Control Benefit as a Monthly Benefit. The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive a Change in Control Benefit payable pursuant to subsections (i) or (ii) of the first sentence of Section 2.2.2 above in the form of a monthly benefit as described therein, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Change in Control Benefit.

2.2.8                        Election to Receive Any Other Benefit as a Monthly Benefit. The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive any other benefit payable under this Agreement (excluding a Normal Retirement Benefit payable pursuant to Section 2.2.1, a Change in Control Benefit payable pursuant to subsections (i) or (ii) of the first sentence of Section 2.2.2 and a Pre-Retirement Survivor Benefit payable pursuant to Section 3.2) in the form of a monthly benefit as described in Sections 2.2.3, 2.2.5 or other section describing the benefit to which this election applies, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Involuntary Termination Benefit, Monthly Disability Benefit or other benefit to which this election applies.

2.2.9                        Transitional Election Rights. On or after the date this amended and restated Agreement is executed and on or before December 31, 2008, the Executive (A) may make the election described (i) in Section 2.2.6 with respect to the Normal Retirement Benefit, (ii) in Section 2.2.7 with respect to the Change in Control Benefit, or (iii) in Section 2.2.8 with respect to any other benefit, to receive such benefit in the form of a monthly benefit as provided therein, but without regard to the requirements that such election not take effect until twelve months following the date on which it is made or that the commencement of payment be deferred for at least five years after the Executive’s termination of employment; or (B) may revoke a prior election to receive any such benefit in the form of a monthly benefit and elect to receive a cash lump sum equal to the actuarial present value of such benefit instead; provided, however, that the election does not affect any amount to be paid under this Agreement during calendar year 2008 or cause any amount to be paid during calendar year 2008 that would otherwise be paid after such year.

2.2.10                  Six Month Delay for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of his termination of employment, then any amount payable under this Agreement on account of his termination of employment that would otherwise have been paid to the Executive during the first six months following his termination of employment shall be paid instead to the Executive in a single lump sum on the earlier of (a) the date which is six months following his termination of employment and (b) the date of his death, and not before.

II.3                               Special Benefit. If it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Executive) or by a final decision of a court of competent jurisdiction (which is not appealed by the Executive) that the value of all or any part of any benefit contemplated by this Agreement is includable in the income of the Executive prior to the actual receipt of such benefit, the Company shall make a special payment to the Executive, in discharge of the actuarially equivalent value (based upon the actuarial factors in effect when benefits other than the benefit described in this Section 2.3 commence to be paid to the Executive hereunder) of any benefits otherwise due hereunder (and such other benefit shall be reduced to reflect the actuarial value of any such special payment made pursuant to this Section 2.3), in an amount equal to the Executive’s estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment. The Executive shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court.

II.4                               No Duplication. Except as provided in Section 2.3 hereof, in no event shall benefits become payable to the Executive under more than one Section of this Article II.

ARTICLE III

SURVIVOR BENEFITS

III.1                           Alternate Forms of Annuity. Notwithstanding any provision hereof to the contrary, if the Executive has elected to receive his benefit in the form of a ten-year certain life annuity as provided in Article II, he may elect with respect to such form of annuity, at any time prior to commencement of such annuity (and may revoke or modify any such election and/or make a new election, in each case at any time and from time to time prior to commencement of such annuity), to receive instead any other form of life annuity (as defined in Section 1.409A-2(b)(2)(A) of the Treasury Regulations), including without limitation a 50%, 75% or 100% joint and survivor annuity, provided that such annuity is actuarially equivalent to the ten-year certain life annuity the Executive would otherwise have received and commences on the same date the ten-year certain life annuity would otherwise have commenced.

III.2                           Pre-Retirement Survivor Benefit.

3.2.1                        General. In the event the Executive dies before distribution of his benefits under Article II has started, the Company shall pay a cash lump sum to the Executive’s designated beneficiary, equal to the actuarial present value of the “Pre-Retirement Survivor Benefit.”  The Pre-Retirement Survivor Benefit shall be a monthly benefit, starting on the first of the month immediately following the month in which the Executive dies, and ending with the payment for the month in which the death of such designated beneficiary occurs, and shall be an amount equal to 50% of the monthly benefit the Executive would have received under Article II hereof had he terminated employment on the day immediately preceding his death and commenced receiving benefits on the date on which the Pre-Retirement Survivor Benefit commences, in the form of an actuarially equivalent 50% joint and survivor annuity, with his designated beneficiary as the survivor annuitant. Such cash lump sum payment shall be made as soon as administratively practicable (but in any event no later than 90 days) after the date of the Executive’s death.

3.2.2                        Election as to Applicable Percentage. For purposes of calculating the Executive’s benefit under Section 3.2.1, in lieu of 50%, the Executive may elect for the amount of the Pre-Retirement Survivor Benefit to equal 75% or 100% of the monthly benefit the Executive would have received under Article II (after reduction, as provided in Section 3.2.5 below, for the cumulative additional actuarial cost, if any, associated with such election) had he terminated employment on the day immediately preceding his death and commenced receiving benefits on the date on which the Pre-Retirement Survivor Benefit commences, in the form of an actuarially equivalent 75% or 100% joint and survivor annuity, with his designated beneficiary as the survivor annuitant. The Executive’s election pursuant to this Section 3.2.2 as to the applicable percentage amount of the Pre-Retirement Survivor

Benefit (including any change thereto or revocation thereof) shall be made in accordance with the transitional election rules stated in Section 2.2.9 or otherwise shall not take effect until twelve months after the date on which it is made.

3.2.3                        Election as to Form. In lieu of a lump sum, the Executive may elect for his designated beneficiary to receive the benefit described in Section 3.2.1 in the form of the Pre-Retirement Survivor Benefit. The amount of such benefit shall equal the amount elected by the Executive pursuant to Section 3.2.2 if applicable. The Executive’s election pursuant to this Section 3.2.3 to receive the monthly form of benefit (including any change thereto or revocation thereof) shall either be made in accordance with the transitional election rules stated in Section 2.2.9 or otherwise shall not take effect until twelve months after the date on which it is made.

3.2.4                        Election to Receive Alternative Benefit. In lieu of the benefit described in Section 3.2.1, the Executive may elect, in the event the Executive dies before distribution of his benefits under Article II has started, for the Company to pay a cash lump sum to the Executive’s designated beneficiary, equal to the lump sum the Executive would have received under the applicable section of Article II (after reduction, as provided in Section 3.2.5 below, for the cumulative additional actuarial cost, if any, associated with such election) had he terminated employment on the day immediately preceding his death. Such payment shall be made as soon as administratively practicable (but in any event no later than 90 days) after the date of the Executive’s death. The Executive’s election pursuant to this Section 3.2.4 to receive the alternative lump-sum benefit (including any change thereto or revocation thereof) shall be made in accordance with the transitional election rules stated in Section 2.2.9 or otherwise shall not take effect until twelve months after the date on which it is made.

3.2.5                        Reduction for Actuarial Cost. The benefit payable to the Executive under Article II hereof shall be reduced to reflect the cumulative additional actuarial cost, if any, associated with the Executive’s elections pursuant to Section 3.2.2 or 3.2.4 above. The amount of such reduction for each period described below shall equal the excess of (i) the actuarial cost of providing the benefit described in Section 3.2.1 (after taking into account the Executive’s election pursuant to Section 3.2.2) or Section 3.2.4 (as the case may be), over (ii) the actuarial cost of providing the benefit described in Section 3.2.1 (without regard to the Executive’s election pursuant to Section 3.2.2, if any). For purposes of making this calculation, the actuarial cost of each benefit shall be determined on an annual basis, initially on or about the first of the month following the month in which the election pursuant to Section 3.2.2 or 3.2.4 is made, and recalculated on or about January 1 of each year thereafter while the election remains in effect, using an interest rate equal to 120% of the immediate interest rate for the immediately preceding December as published by the PBGC for purposes of paying lump sum benefits under plans with respect to which the PBGC acts as trustee and the mortality table specified in Section 1.1. The additional actuarial cost shall be accrued against the benefit payable to the Executive under Article II on a monthly basis. For purposes of all actuarial calculations under this Section III.2, if a beneficiary is not a natural person living at the time of the Executive’s death, the beneficiary shall be assumed to be exactly fifteen (15) years younger than the Executive.

3.2.6                        Beneficiary Matters. For purposes of Article III, if the Executive dies without designating a beneficiary, the Executive’s beneficiary shall be deemed to be the Executive’s estate. If the beneficiary of the Executive is not a natural person living at the time of the Executive’s death, the beneficiary shall be paid only in the form of a cash lump sum, equal to the amount payable under Section 3.2.1 or, if applicable, Section 3.2.2 or 3.2.4 based on an election made by the Executive.

ARTICLE IV

MISCELLANEOUS

IV.1                           Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s person or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

IV.2                           Notice. Notices, elections, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand (or received by telecopy, telex or similar device) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Mr. Ira J. Krakower

21 Walworth Avenue

Scarsdale, New York  10583

If to the Company:

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

Attn:  Vice President – Human Resources

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

IV.3                           General Provisions. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

IV.4                           Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

IV.5                           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IV.6                           Arbitration. Except as set forth in Section 4.9, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

IV.7                           Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled; provided, however, that this Agreement shall supersede the Executive Deferred Compensation Agreement only after the Executive’s Vesting Percentage hereunder is, or is deemed to be, 100%, after which time the Executive Deferred Compensation Agreement shall be of no further force and effect.

IV.8                           No Right of Offset. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits (except as otherwise set forth in this Agreement), by offset against any amount owed or claimed to be owed by the Executive to the Company, or otherwise.

IV.9                           Protective Provisions. The Executive and the Company shall cooperate with each other by furnishing any and all information and computations reasonably requested by the other in order to determine the amounts payable hereunder or to facilitate the payment of benefits hereunder. If upon written request of the Company, the Executive shall, within ninety days thereof (180 days if the Executive is Disabled), if such information is reasonably available to the Executive, fail to comply with such a request for information, the Company may terminate any benefits otherwise payable under this Agreement.

IV.10                     Assignment. The voluntary or involuntary assignment, encumbrance or alienation of any benefit hereunder or any interest therein, whether or not payable to the Executive, is not permitted and will not be recognized. Any such purported assignment, encumbrance or alienation, by operation of law or otherwise, shall be void. Subject to the provisions of applicable law, no payment of any benefit shall, prior to actual receipt thereof by the Executive or his designated beneficiary, be subject to garnishment, attachment, execution, levy or other legal process for debts or for alimony or support of any spouse, former spouse or other relative.

IV.11                     Code Section 409A. The terms of this Agreement are intended to comply with applicable provisions of Sections 409A(a)(2) through (4) of the Code, and shall be interpreted to the extent context reasonably permits in accordance with this intent. The parties agree to modify this Agreement or the timing (but not the amount) of any payment to the extent necessary to comply with Section 409A of the Code and avoid application of any taxes, penalties, or interest thereunder. However, in the event that any amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A, the Employee shall be solely liable for the payment of any such taxes, penalties or interest.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Supplemental Executive Retirement Agreement as of the date and year first above written.

HEXCEL CORPORATION

By:	/s/ David E. Berges
Name: David E. Berges
Title: Chief Executive Officer

/s/ Ira J. Krakower
Ira J. Krakower